CERTIFIED PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SABANES-OXLEY ACT OF 2002

In connection with the Quarterly report of Miller Petroleum, Inc. (the "Company") on Form 10-QSB for the period ending October 31, 2005, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Deloy Miller, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbannes-Oxley Act of 2002, that:

      (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934;

      (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: December 15, 2005


/s/ Deloy Miller
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Deloy Miller
Chief Executive Officer